PROXY                  SCAN-OPTICS, INC.              PROXY
                     22 Prestige Park Circle
                    East Hartford, Ct.  06108

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 1995.


The undersigned hereby appoints as proxies, Richard I. Tanaka and Michael
J. Villano, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of capital stock of Scan-Optics, Inc. (the "Company") held of record by the undersigned on March 31, 1995 at the Annual Meeting of Stockholders to be held on May 15, 1995 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?


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
          PLEASE MARK VOTES AS IN
[X]       THIS EXAMPLE

1. Election of Directors.           [ ]        [ ]            [ ]
                                    For      Withhold    For All Except

     Logan Clarke, Jr. and Richard J. Coburn

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee.

2. Proposal to appoint Ernst & Young LLP         [ ]        [ ]        [ ]
as independent auditors for the fiscal year      For      Against    Abstain
ending December 31, 1995.

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Please be sure to sign and date this Proxy.


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Stockholder sign here              Co-owner sign here            Date

Mark box at right if comments or address change            [ ]
have been noted on the reverse side of this card.

DETACH CARD

                        SCAN-OPTICS, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares are to be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 15, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Scan-Optics, Inc.